                        INVESTMENT SUB-ADVISORY AGREEMENT
                      SEI INSTITUTIONAL INTERNATIONAL TRUST

      AGREEMENT made this 28th day of September, 2000, between SEI
Investments Management Corporation, a Delaware Corporation (the "Adviser") and Martin Currie, Inc., a New York Corporation (the "Sub-Adviser").

      WHEREAS, SEI Institutional International Trust, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the International Equity Fund (the "Fund"), which is a series of the Trust; and

      WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services and certain related administrative services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services and related administrative services.

      NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

      (a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash. The foregoing is not intended to impose upon the Sub-Adviser an obligation to consult with the Adviser in each instance when effecting portfolio transactions involving the Assets.

      (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust delivered to the Sub-Adviser and will conform to and comply with the applicable requirements of the 1940 Act, Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time, Not withstanding the foregoing, The Sub-Adviser shall be entitled to comply and conform its conduct to the Investment Management Regulatory Organization Limited ("IMRO") rules. The Sub-Adviser will notify the Adviser and IMRO as appropriate, in writing, of any perceived or potential conflict with the foregoing.

      (c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus delivered to the Sub-Adviser or as the Board of

            Trustees or the Adviser may in writing direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with the policies of the Trust, as disclosed in the Prospectus, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer-- viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC"), the Investment Advisers Act of 1940, as amended, and the 1940 Act, and the rules and regulations thereunder.

            On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and/or a lower brokerage commission, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

            The Sub-Adviser shall have no responsibility for the failure, default or actions or omissions of any broker, dealer or any other party executing transactions on behalf of the Trust.

      (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
            (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

            The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information within the possession or control of the Sub-Adviser relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder or any exemptive or other relief that the Adviser or the Trust obtains from the SEC). The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-advisor, to the Adviser).

      (e) The Sub-Adviser shall provide each Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

      (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not materially impair the services rendered to the Adviser or the Trust. In addition, nothing in this agreement will in any way restrict the Sub-Adviser, its officers, directors or employees from trading in securities for its or their own accounts as permitted by the 1940 Act. The Adviser aknowledges that it has been furnished with a copy of the Sub-Adviser's current Code of Ethics.

      (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

      (h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the Assets. The Adviser shall instruct the custodian and other parties providing services to the Fund to forward promptly all such proxies to the Sub-Adviser.

            Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's directors, officers or employees. Non-advisory functions to be provided under this Agreement may be provided by affiliates of the Sub-Advisor.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

      (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

      (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, herein called the "By-Laws");

      (c)   the Prospectus as in effect on the date of this Agreement;

      (d) any order issued by the SEC or other regulatory authority applicable to the Trust, the Fund or the Adviser as in effect on the date of this Agreement; and

      (e) any other written instructions, directions or policies of the Adviser or the Trust's Board of Trustees applicable to the Sub-Adviser's duties hereunder as in effect on the date of this Agreement.

            The Adviser will promptly furnish to the Sub-Adviser any and all amendments or other changes to the documents specified in this
            Section 3, and the Sub-Adviser shall not be charged with complying with any such document or amendment not so delivered to the Sub-Adviser, unless the Sub-Adviser reasonably should have known the terms of such document or amendment.

4. COMPENSATION TO THE SUB-ADVISER; EXPENSES. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to and accepts as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

      The Sub-Adviser shall be responsible for its own expenses in performing its duties hereunder but shall not be responsible for the expenses of the Adviser, the Trust or the Fund. Without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments on behalf of the Fund, issue and, transfer taxes or fees, interest or custody fees and expenses of the Fund.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related reasonable out-of-pocket expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement to the extent that such losses result from the Sub-Adviser's negligence, willful misfeasance, breach bad faith or reckless disregard of its duties under this Agreement; provided, however, that the Sub-Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

      The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement to the extent that such losses result from the Adviser's negligence, willful misfeasance, breach, bad faith, or reckless disregard of its duties under this Agreement; provided, however, that the Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.


      The Sub-Adviser shall not be liable for any loss or damage arising out of the performance of its duties hereunder unless such loss or damage arose out of or in connection with its breach of this Agreement or its negligence, willful default, bad faith, or fraud in the performance of its duties hereunder. The presence of any exculpatory language in this Agreement shall not be deemed by the Adviser, the Fund, the Sub-Adviser, any custodian or party appointed pursuant to this Agreement as in any way limiting causes of action and remedies which may, notwithstanding such language, be available either under common law or statutory law principles applicable to fiduciary relationships under U.S. federal securities laws.

6. CUSTODIAN. The Adviser shall provide the Sub-Adviser with reasonable instructions concerning the custodian designated to hold the Assets (the "Custodian") under the Fund's custody.

      The Sub-Adviser shall have no responsibility or liability with respect to custody arrangements for the acts or omissions or other conducts of the Custodian or sub-custodian or any other person holding assets on behalf of the Fund.

      The Custodian will be responsible for ensuring that any interests that the Trust has in a class action in respect of assets held or formerly held on behalf of the Trust are pursued.

7. REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser represents and warrants to the Sub-Adviser that (a) the Adviser has the authority to act on behalf of the Fund and the Trust; (b) this Agreement has been duly authorized, executed and delivered by the Adviser and constitutes its valid and binding obligation; (c) no governmental authorizations, approvals, consents or filings are required in connection with the execution, delivery or performance of this Agreement by the Adviser; and (d) the execution, delivery and performance of this Agreement by the Adviser does not violate or result in any default under the Adviser's certificate of incorporation or by-laws (or equivalent organizational documents), any contract or other agreement to which the Adviser is a party or by which its assets may be bound or any statute or any rule, regulation or order of any governmental agency or body

8. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents that it is registered as an investment adviser under the U.S. Federal Investment Advisers Act of 1940, as amended, and is regulated in the conduct of its investment business in the IMRO. On the basis of the information and representations provided by the Adviser to the Sub-Adviser, the Sub Adviser reasonably believes that the Adviser and the Trust are Non-private Customers as defined in the rules of IMRO and therefore, the services to be provided by the Sub-Adviser are provided on that basis


9. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund: (a) by the Fund at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund; (b) by the Adviser at any time, without the payment of any penalty, on no more than 60 days' nor less than 30 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser unless otherwise required by applicable law the rules of IMRO or any competent regulatory authority. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 9, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party:

      To the Adviser at:         SEI Investments Management Corporation
                                 One Freedom Valley Drive
                                 Oaks, PA  19456
                                 Attention: Legal Department

      To the Sub-Adviser at:     Martin Currie, Inc.
                                 Saltire Court, 20 Castle Terrace
                                 Edinburgh, Scotland EH1 2ES
                                 Attention: Tim Hall

13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

14.   MISCELLANEOUS.

      (a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding personally upon any of the Trustees, officers or shareholders of the Fund or the Trust.

      (b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effects of such rule, regulation or order.


      The following provisions are included at the Sub-Adviser's request in order to facilitate the Sub-Adviser's compliance with rules of IMRO. Such provisions are not intended to modify or supercede any other provision of the Agreement:

      (c) The initial value including cash, and composition of the Assets is as contained in Schedule B.

      (d) The investment of the Portfolio assets involves a number of risks and the Adviser's attention is drawn to the risk warnings set out in Schedule C.

      (e) (i) The Sub-Adviser may, from time to time enter into soft commission agreements. Such arrangements will not affect best execution.

           (ii) The Sub-Adviser will notify the Adviser of the soft commission agreements which it has entered into and which are effective as at the date of this Agreement.

           (iii) The Sub-Adviser will, on an annual basis, disclose to the Adviser such information relating to the services it receives under soft commission agreements as required by the IMRO rules.

      (f) Any complaint about the Sub-Adviser should be notified in writing to the Compliance Officer of the Sub-Adviser who will investigate it and give a response. Once a complaint has been responded to in writing, if no indication has been received from the Adviser that it is not satisfied with the response then after two months from the date of the response the Sub-Adviser may treat the complaint as settled and resolved.

           If the Adviser is not satisfied with the response they may complain to the Investment Ombudsman and may, in the event of the Sub-Adviser's inability to meet any liabilities to the Sub-Adviser, be able to claim on the Investor's Compensation Scheme, run by the Financial Services Authority. A leaflet explaining how the Scheme works and when the Adviser can claim is available, upon request, from the Sub-Adviser.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

SEI INVESTMENTS MANAGEMENT CORPORATION

By:      /s/ Lydia A. Gavalis
         ----------------------------
Name:    Lydia A. Gavalis
         ----------------------------
Title:   Vice President
         ----------------------------

Attest:  /s/ Leslie Kondziela
         ----------------------------


MARTIN CURRIE, INC.

By:      /s/ M. W. Thomas
         ----------------------------
Name:    M. W. Thomas
         ----------------------------
Title:   Director
         ----------------------------

Attest:  [SIGNATURE APPEARS HERE]
         ----------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                               MARTIN CURRIE, INC.


Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

                      SEI INSTITUTIONAL INTERNATIONAL TRUST

International Equity Fund              X.XX%


If the Total Assets as defined below are less than US$400m on 28th March 2001, the fees will be as follows:

X.XX% per annum on the first US$25 of the Assets
X.XX% per annum on the next US$25 of the Assets
X.XX% per annum on the Assets in excess of US$50m

For the purposes of determining the above fees Total Assets means the assets of the SEI Institutional International Trust, SEI Institutional Investments Trusts, SEI Global Master Fund PLC - SEI Japan Equity Fund and the Mediolanum Fund to which Martin Currie Inc or Martin Currie Investment Management Limited are appointed by SEI Investments Management Corporation as sub-advisor.